Exhibit 99.1

INTL FCStone Inc. Announces Private Offering
of $350 Million of Senior Secured Notes due 2025
NEW YORK, May 26, 2020 - INTL FCStone Inc. (NASDAQ: INTL) (the “Company”) today announced that it intends to offer, subject to market conditions and other factors, $350 million in aggregate principal amount of Senior Secured Notes due 2025 (the “Notes”). The Notes and the related Note guarantees will be offered in a private offering to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain persons outside the United States pursuant to Regulation S under the Securities Act.
The Company intends to use the net proceeds from the sale of the Notes, together with cash on hand, to (1) fund the cash consideration for the merger of the Company’s wholly-owned subsidiary and GAIN Capital Holdings, Inc. (“GAIN”), with GAIN surviving as the Company’s wholly-owned subsidiary, pursuant to the Agreement and Plan of Merger dated as of February 26, 2020 (the “Merger”), (2) fund the repayment of GAIN’s 5.00% Convertible Senior Notes due 2022 and (3) pay certain related transaction fees and expenses.
The Company intends to deposit the gross proceeds of the offering into a segregated escrow account until the date that certain escrow release conditions are satisfied. Among other things, the escrow conditions include the consummation of the Merger. Prior to the satisfaction of the escrow release conditions, the Notes will not be guaranteed and be the Company’s senior secured obligations, secured by a first-priority security interest in the escrow account and all deposits and investment property therein. Following satisfaction of the escrow release conditions, the Notes will be fully and unconditionally guaranteed, jointly and severally, on a senior second lien secured basis, by certain subsidiaries of the Company that guarantee the Company’s senior credit facility and by GAIN and certain of its domestic subsidiaries. Following satisfaction of the escrow release conditions, the Notes and the related guarantees will be secured by liens on substantially all of our and the guarantors’ assets, subject to certain customary and other exceptions and permitted liens. The liens on the Company’s and the guarantors’ assets that secure the Notes and the related guarantees will be contractually subordinated to the liens on the Company’s and the guarantors’ assets that secure the Company’s and the guarantors’ existing and future first lien secured indebtedness, including indebtedness under the Company’s senior credit facility, as a result of the lien subordination provisions of an intercreditor agreement to be entered into by the collateral agent for the Notes and the agent for the Company’s revolving credit facility. The Notes are expected to pay interest semi-annually, in arrears.
This press release is neither an offer to sell nor a solicitation of an offer to buy the Notes, the related guarantees or any other security, nor shall there be any offer, solicitation or sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful. Any offers of the Notes and the related guarantees will be made only by means of a private offering memorandum.
The offer and sale of the Notes and related guarantees have not been, and will not be, registered under the Securities Act, or the securities laws of any other jurisdiction, and the Notes and related guarantees may not be offered or sold in the United States absent registration or applicable exemptions from registration requirements.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements, including statements relating to the offering and as to the Company’s use of proceeds from the sale of the Notes, which are covered by the “Safe Harbor for Forward-Looking Statements” provided by the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks and uncertainties, many of which are beyond our control, that may cause actual results, performance or achievements to differ materially from those expressed in or implied by, the forward-looking statements, including the risk that the offering is not completed, the Merger is not consummated and other factors set forth in the Company’s filings with the SEC (including under the heading entitled “Risk Factors” in those filings). The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Contact
INTL FCStone Inc.
Bruce Fields
Group Treasurer
212-485-3518
bruce.fields@intlfcstone.com

INTL-G